As filed with the Securities and Exchange Commission on February 25, 2013

Registration No. 333-186707

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________

PVH CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-1166910 (I.R.S. Employer Identification Number)
200 Madison Avenue New York, New York 10016 (212) 381-3500 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
Mark D. Fischer, Esq.
Senior Vice President,
General Counsel and Secretary
200 Madison Avenue
New York, New York  10016
(212) 381-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

PVH CORP.

2006 STOCK INCENTIVE PLAN

(Full title of the plan)

___________

With Copy to:

Martha N. Steinman, Esq. Hogan Lovells US LLP 875 Third Avenue New York, NY 10022 (212) 918-3000

___________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Accelerated filer □        Non-accelerated filer □        Smaller reporting company □
(do not check if a smaller
reporting company)

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (4)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.00 per share:
- Outstanding options under the Warnaco Plans (1)	443,346	(1)	(1)	(1)
- All other awards under the Warnaco Plans (2)	136,677	(1)	(1)	(1)
- To be issued in the future (3)	862,917	(1)	(1)	(1)
TOTAL	1,442,940			(1)

1.
PVH Corp. previously paid the registration fee for these shares pursuant to the Registration Statement on Form S-8 (File No. 333-186707) filed with the Securities and Exchange Commission on February 15, 2013.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is being filed solely to add the Opinion of Mark D. Fischer, Esq., General Counsel as Exhibit 5.1 and the Consent of Ernst & Young LLP. as Exhibit 23.2 to the Registration Statement on Form S-8, File No. 333-186707, filed with the Securities and Exchange Commission on February 15, 2013.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents, which have been filed with the SEC by the Registrant, are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2012, filed March 28, 2012 (SEC File No. 001-07572);

(b)	The Registrant’s Quarterly Report on Form 10-Q/A (Amendment No. 1) for the quarter ended May 1, 2011, filed February 10, 2012 (SEC File No. 001-07572);

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 29, 2012, filed June 7, 2012 (SEC File No. 001-07572);

(d)	The Registrant’s Quarterly Report on Form 10-Q/A (Amendment No. 2) for the quarter ended May 1, 2011, filed June 19, 2012 (SEC File No. 001-07572);

(e)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 29, 2012, filed September 6, 2012 (SEC File No. 001-07572);

(f)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended October 28, 2012, filed November 28, 2012 (SEC File No. 001-07572);

(g)	The Registrant’s Current Report on Form 8-K, filed February 3, 2012 (SEC File No. 001-07572);

(h)	The Registrant’s Current Report on Form 8-K, filed February 14, 2012 (SEC File No. 001-07572);

(i)	The Registrant’s Current Report on Form 8-K, filed June 25, 2012 (SEC File No. 001-07572);

(j)	The Registrant’s Current Report on Form 8-K, filed November 2, 2012 (SEC File No. 001-07572);

(k)	The Registrant’s Current Report on Form 8-K, filed November 13, 2012 (SEC File No. 001-07572);

(l)	The Registrant’s Current Report on Form 8-K, filed December 6, 2012 (SEC File No. 001-07572);

(m)	The Registrant’s Current Report on Form 8-K, filed December 7, 2012 (SEC File No. 001-07572);

(n)	The Registrant’s Current Report on Form 8-K, filed December 20, 2012 (SEC File No. 001-07572);

(o)
The information in respect of the Registrant’s Common Stock under the caption “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-3 (Registration No. 33-46770) filed on March 27, 1992.

All documents that the Registrant subsequently files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than any information it furnishes, rather than files, with the SEC pursuant to certain items of Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.  Exhibits.

The following is a list of all exhibits filed as a part of this Post-Effective Amendment to the Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit Number	Description of Exhibit
4.1	Specimen of Common Stock certificate (incorporated by reference to Exhibit 4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 1981).
5.1	Opinion of Mark D. Fischer, Esq., General Counsel.
23.1	Consent of Mark D. Fischer, Esq., General Counsel (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, PVH Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of February, 2013.

PVH CORP.

By:              /s/ Emanuel Chirico
            Emanuel Chirico
Chairman and Chief Executive Officer

Each director and/or officer of the Company whose signature appears below hereby appoints the agent for service named in this Registration Statement as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the SEC any and all amendments, including post-effective amendments, to this Registration Statement, and the Company hereby also appoints such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on the 25th day of February, 2013.

Signature	Title
/s/ Emanuel Chirico
Emanuel Chirico	Chairman and Chief Executive Officer; Director (Principal Executive Officer)
/s/ Michael Shaffer
Michael Shaffer	Executive Vice President and Chief Operating & Financial Officer (Principal Financial Officer)
/s/ Bruce Goldstein
Bruce Goldstein	Senior Vice President and Controller (Principal Accounting Officer)
/s/ Mary Baglivo
Mary Baglivo	Director
/s/ Juan R. Figuereo
Juan R. Figuereo	Director
/s/ Joseph B. Fuller
Joseph B. Fuller	Director
/s/ Fred Gehring
Fred Gehring	Director
/s/ Margaret L. Jenkins
Margaret L. Jenkins	Director
/s/ Bruce Maggin
Bruce Maggin	Director
/s/ Helen McCluskey
Helen McCluskey	Director
/s/ V. James Marino
V. James Marino	Director
/s/ Henry Nasella
Henry Nasella	Director
/s/ Rita M. Rodriguez
Rita M. Rodriguez	Director
/s/ Craig Rydin
Craig Rydin	Director

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1	Specimen of Common Stock certificate (incorporated by reference to Exhibit 4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 1981).
5.1	Opinion of Mark D. Fischer, Esq., General Counsel.
23.1	Consent of Mark D. Fischer, Esq., General Counsel (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.

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